Exhibit 10.31

10 Snow Hill London EC1A 2AL

T: +44 (0)20 7295 3000 | www.traverssmith.com

DATED            24 JUNE           2022

(1) LIFEZONE HOLDINGS LIMITED

(2) BHP BILLITON (UK) DDS LIMITED

SECURITIES EXCHANGE AGREEMENT

RELATING TO LIFEZONE LIMITED

THIS DEED is made on        24 June       2022

BETWEEN:

(1)	LIFEZONE HOLDINGS LIMITED, a company incorporated in the Isle of Man with registered number 019856V and whose registered office is at Commerce House, 1 Bowring Road, Ramsey, Isle of Man, IM8 2LQ (the “Buyer”); and

(2)	BHP BILLITON (UK) DDS LIMITED, a company incorporated in accordance with the laws of England and Wales under registration number 09882802 and with its registered address at Nova South, 160 Victoria Street, London SW1E 5LB, United Kingdom (the “Seller”),

(collectively the “Parties”, and individually each a “Party”).

Introduction:

(A)	The Seller is the legal and beneficial owner of 12,400 ordinary shares of US$0.005 each in the capital of Lifezone Limited (the “Sale Shares”), a company incorporated in the Isle of Man with registered number 019369V and whose registered office address is at Commerce House, 1 Bowring Road, Ramsey, Isle of Man, IM8 2LQ (the “Company”).

(B)	The Seller has agreed to sell and the Buyer has agreed to buy the Sale Shares on the terms and conditions of this Agreement.

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Unless the context otherwise requires, the following words and expressions have the meanings shown below:

Company shall bear the meaning set out in Recital A of this Agreement.

Completion means completion of the sale and purchase of the Sale Shares under this Agreement.

Completion Date means the date upon which Completion occurs in accordance with clause 4.

Consideration Shares shall bear the meaning set out in clause 2.2.

Encumbrances means any mortgage, charge, lien, pledge, debenture or other security interest of any kind, hypothecation, restriction, right to acquire, option, conversion right, third party right or interest, right of set-off or counterclaim, equities, trust arrangement or any other type of preferential agreement (such as a retention of title arrangement) having similar effect or any other rights exercisable by or claims by third parties and any agreement to create any of the foregoing.

Sale Shares shall bear the meaning set out in Recital A of this Agreement.

Shares means the ordinary shares of US$0.005 each in the capital of the Buyer.

1.2	Unless the context requires otherwise, references in this Agreement to:

1.2.1	any of the masculine, feminine and neuter genders shall include other genders;

1.2.2	the singular shall include the plural and vice versa;

1.2.3	a “person” shall include a reference to any natural person, body corporate, unincorporated association, partnership and trust;

1.2.4	any statute or statutory provision shall be deemed to include any instrument, order, regulation or direction made or issued under it and shall be construed so as to include a reference to the same as it may have been, or may from time to time be, amended, modified, consolidated or re-enacted except to the extent that any amendment or modification made after the date of this Agreement would increase any ability or impose any additional obligation under this Agreement; and

1.2.5	any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than that of England, be deemed to include what most nearly approximates in that jurisdiction to the English legal term.

1.3	The headings in this Agreement are for convenience only and shall not affect its meaning. References herein to a “clause” or “Schedule” are to a clause or schedule to this Agreement.

2.	SALE AND PURCHASE OF SHARES

2.1	The Seller shall sell and the Buyer shall buy the Sale Shares with effect from the Completion Date, and the Seller shall procure that the Buyer acquires the Sale Shares with full legal and beneficial title and free from all Encumbrances.

2.2	The consideration for the sale of the Sale Shares shall be the issue by the Buyer to the Seller of 12,400 Shares (the “Consideration Shares”), credited as fully paid up.

2.3	The Buyer shall acquire the Sale Shares with effect from and including the Completion Date to the intent that, as and from that date, all rights and advantages accruing to the Sale Shares, including, without limitation, the right to receive all dividends or other distributions or any return of capital declared, made or paid by the Company on or after that date in respect of the Sale Shares, shall belong to the Buyer.

3.	COMPLETION

3.1	Completion of the sale of the Sale Shares shall take place immediately following the execution of this Agreement by or on behalf of the Parties whereupon:

3.1.1	the Seller shall deliver to the Buyer a duly executed document of transfer of the Sale Shares in favour of the Buyer, accompanied by the share certificate in respect of the Sale Shares (or an indemnity in respect thereof); and

3.1.2	the Buyer shall issue and allot the Consideration Shares to the Seller and procure that the Seller is registered in the register of members of the Buyer as the legal owner of the Consideration Shares and shall issue a share certificate to the Seller in respect of the Seller’s Consideration Shares.

3.2	The provisions of this Agreement shall remain in full force and effect after its completion so far as they remain to be observed and performed.

4.	WARRANTIES

The Seller warrants and represents to the Buyer that the Sale Shares are legally and beneficially owned by it and are free from all Encumbrances and the Sale Shares are fully paid and have been properly and validly allotted. Subject thereto, the Seller gives no warranties hereunder in respect of the Sale Shares and it is agreed that all warranties implied by law in respect of the Sale Shares shall be excluded so far as permitted by applicable law.

5.	FURTHER ASSURANCE

The Seller shall (and shall use all reasonable endeavours to procure that any necessary third party shall) do, execute, perform and deliver to the Buyer all such further deeds, documents, assurances, acts and things as may reasonably be required to give effect to this Agreement.

6.	GENERAL

Entire Agreement

6.1	This Agreement (together with any documents referred to herein or required to be entered into pursuant to this Agreement) contains the entire agreement and understanding of the Parties and supersedes all prior agreements, understandings or arrangements (both oral and written) relating to the subject matter of this Agreement and any such document.

Variations and waivers

6.2	This Agreement may be varied in writing signed by or on behalf of each of the Parties.

6.3	No waiver by any party of any requirement of this Agreement, or of any remedy or right under this Agreement, shall have effect unless given in writing and signed by such party. No waiver of any particular breach of the provisions of this Agreement shall operate as a waiver of any repetition of such breach.

Counterparts

6.4	This Agreement may be executed as two or more counterparts (including electronically) and execution by a party of any one of such counterparts will constitute due execution of this Agreement.

Third party rights

6.5	A person who is not party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

Successors

6.6	This Agreement shall be binding on each party’s assigns, personal representatives and successors in title.

Validity

6.7	If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

7.	GOVERNING LAW

This Agreement and the rights and obligations of the parties including all non-contractual obligations arising under or in connection with this Agreement shall be governed by and construed in accordance with the laws of England. The parties submit to the exclusive jurisdiction of the English courts in respect of any claim, dispute or difference arising out of or in connection with this Agreement and/or any non-contractual obligation arising in connection with this Agreement.

THIS AGREEMENT has been duly executed and delivered as a deed by the Parties on the date stated above.

/s/ [***]
EXECUTED and DELIVERED as a DEED		/s/ [***]
by LIFEZONE HOLDINGS LIMITED	)
acting by:	)
Director
in the presence of:

Witness

Signature: [***]

Name: [***]

Address: [***]

Occupation: [***]

EXECUTED and DELIVERED as a DEED
by BHP BILLITON (UK) DDS LIMITED	)
acting by two authorised signatories:	)	/s/ [***]
Director

/s/ [***]
Director